Exhibit 10.4

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE dated as of May 6th, 2024 (this “Amendment”) between 236 FIFTH LEASEHOLD LLC, a Delaware limited liability company having an office c/o Kaufman Management Company, LLC, 450 Seventh Avenue, New York, New York 10123 (“Landlord”), and LIFEMD, INC., a Delaware corporation having an office at 236 Fifth Avenue, New York, New York 10001 (“Tenant”).

W I T N E S S E T H;

WHEREAS, Landlord and Tenant entered into that certain Lease dated September 22, 2021 (the “Original Lease”) covering the entire rentable area of the 4th floor (the “Premises”) of the building known as 236 Fifth Avenue, New York, New York (the “Building”), all as more particularly described in the Original Lease; and

WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) extend the term of the Original Lease, and being more particularly shown on Exhibit A attached hereto (the “Additional Premises”) and (ii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, the “Lease”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

2. Extension of Term; Rent, (a) The term of the Original Lease is hereby extended for the period (the “Extension Period”) commencing on March 1, 2025 (the “Extension Term Commencement Date”) and expiring on May 31,2028 (the “Extended Expiration Date”), or such earlier date upon which the term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment. All references in the Original Lease to the Expiration Date shall be deemed to refer to the Extended Expiration Date and all references to the Term shall be deemed to refer to the term of the Original Lease as extended by the Extension Period.

(b) During the Extension Period, Tenant shall lease the Premises upon all of the terms and conditions of the Original Lease, except as follows:

(i) The Fixed Rent payable under the Lease shall be an amount equal to (A) $420,000.00 per annum ($35,000.00 per month) for the period commencing on the Extension Term Commencement Date and ending on February 28, 2026, both dates inclusive, (B) $430,500.00 per annum ($35,875.00 per month) for the period commencing on March 1, 2026 and ending on February 28, 2027, both dates inclusive, (C) $441,262.50 per annum ($36,771.88 per month) for the period commencing on March 1, 2027 and ending on February 29, 2028, both dates inclusive, and (D) $452,294.06 per annum ($37,691.17 per month) for the period commencing on March 1, 2028 and ending on the Extended Expiration Date, both dates inclusive, payable at the times in the manner specified in the Lease for the payment of Fixed Rent.

(ii) Notwithstanding the foregoing, provided that Tenant shall not be in default beyond the expiration of any applicable notice and cure periods set forth in the Lease of any of the terms, conditions or covenants contained in the Lease, Tenant’s obligation to pay Fixed shall be abated for the period (the “Free Rent Period”) commencing on the Extension Term Commencement Date and ending on May 31, 2025, both dates inclusive (subject to any reduction of the Free Rent Period due to any such default by Tenant).

(c) During the Extension Period, Tenant shall pay all Additional Rent payable pursuant to the Original Lease, including Article V thereof.

(d) Except for Landlord’s Extension Work (as hereinafter defined), Landlord has no obligation to perform any work, supply any materials, incur any expenses or make any alterations or improvements to the Premises in connection with Tenant’s continued occupancy thereof during the Extension Period.

(e) Landlord shall continue to hold the Security Deposit as security for the performance by Tenant of its obligations under the Lease.

(f) Each reference in the Original Lease to “this Lease”, “herein”, “hereunder” or words of similar import shall be deemed to refer to the Lease.

3. Landlord’s Extension Work. Landlord will perform the work described in Exhibit A (“Landlord’s Extension Work”) and, subject to Tenant’s compliance with the provisions of Section 3, will complete Landlord’s Extension Work in a good and workmanlike manner consistent with the standards applicable to the Building. Landlord and its employees, contractors and agents shall have access to the Premises at all reasonable times for the performance of Landlord’s Extension Work and for the storage of materials reasonably required in connection therewith, and Tenant will use all commercially reasonable efforts to avoid any interference with the performance of Landlord’s Extension Work. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of Landlord’s Extension Work. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under the Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of Landlord’s Work or the storage of any materials in connection therewith.

4. Modifications. Effective as of the date hereof, Section 2.2(a) of the Original Lease is modified by deleting the reference to “fifth (5th) floor” therein and replacing same with “third (3rd) floor”.

5. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Kaufman Leasing Company, LLC and Newmark Knight Frank (collectively, the “Brokers”) and that, to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. Landlord shall pay the Brokers any commission which may be due in connection with this Amendment pursuant to a separate agreement. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than the Brokers) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Section 5 shall survive the expiration or earlier termination of the term of the Lease.

6. Representations and Warranties. Tenant represents and warrants to Landlord that, as of the date hereof, (a) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) there are no defaults existing under the Lease; (c) there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; (d) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; (e) Landlord has paid all amounts and performed all work required to be paid or performed under the Lease in connection with Tenant’s initial occupancy of the Premises under the Lease; and (f) Landlord is not in default of any of its obligations or covenants under the Lease.

7. Miscellaneous, (a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall be controlling and prevail.

(b) This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(c) This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. An executed counterpart of this Amendment transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Amendment and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

(d) This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.

(e) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

(f) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

(g) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

(h) The liability of Landlord for Landlord’s obligations under this Amendment shall be limited to Landlord’s interest in the Building and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the ‘‘Parties”) in seeking either to enforce Landlord’s obligations under this Amendment or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under this Amendment

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

236 FIFTH LEASEHOLD LLC

By:	/s/ Grant Greenspan
Name:	Grant Greenspan
Title:	Authorized Signatory
236 Fifth Leasehold, LLC

TENANT:

LIFEMD, INC.

By:	/s/ Marc Benathen
Name:	Marc Benathen
Title:	CFO

EXHIBIT A

LANDLORD’S EXTENSION WORK

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SCHEDULE 1

BRIGGS ESTIMATE

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